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Exhibit 23.2




              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the registration statement Nos. 333-69375, 333-70765, and 333-68379 on Form S-3 of Boston Properties,
Inc. of our report dated December 18, 1998 relating to the Combined Statement of Revenues over Certain Operating Expenses of Embarcadero Center Portfolio for the year ended December 31, 1997, which report appears in this Form 8-K/A. Our report on the Combined Statement of Revenues over Certain Operating Expenses contains a paragraph indicating that the Statement was prepared for the purpose of complying with the requirements of Rule 3-14 of Regulation S-X of the Securities and Exchange Commission and excludes certain expenses that would not be comparable to those resulting from the proposed future operations of the properties. It is not intended to be a complete presentation of the operations of the properties.

                                                      /s/  KPMG LLP


San Francisco, California
January 21, 1999